Exhibit 10.107

AMENDING AGREEMENT - COMMON STOCK
PURCHASE AGREEMENT

THIS AMENDING AGREEMENT ( the "Agreement") is dated as of January 21, 2004 by and between SmarTire Systems Inc., a Yukon Territory corporation (the "Company") and Talisman Management Limited (the "Purchaser")

WHEREAS, the Company and the Purchaser have entered into a Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") dated as of July 23, 2003; and

WHEREAS, the parties now wish to amend the Common Stock Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, intending to be legally bound, hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Common Stock Purchase Agreement.

2. The Common Stock Purchase Agreement is hereby amended as follows:

(a) Paragraph (u) of Section 9.1 is hereby deleted and replaced in its entirety by the following:

' (u) "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under any Transaction Document; provided, however, that the following shall not be taken into account in determining a "Material Adverse Event": (i) any adverse change, event or effect that is directly attributable to conditions affecting the United States economy generally unless such conditions adversely affect the Company in a materially disproportionate manner, and (ii) any adverse change, event or effect that is directly attributable to conditions affecting the Company's industry generally, unless such conditions adversely affect the Company in a materially disproportionate manner.'; and

(b) Paragraph (w) of Section 9.1 is hereby deleted and replaced in its entirety by the following:

' (w) [Intentionally Deleted.]'

3. Except as amended hereby, the Common Stock Purchase Agreement shall bind the parties thereto in accordance with its terms.

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4. If a provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part.

5. No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party will operate as a waiver of that party's rights in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of that party in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

6. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

8. This Agreement may be executed in facsimile counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts together shall constitute the same Agreement.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE TO AMENDING AGREEMENT IN RESPECT OF
COMMON STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

SMARTIRE SYSTEMS INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President and Chief Executive Officer

Address for Notice:

SmarTire Systems Inc.
Suite 150 - 13151 Vanier Place
Richmond, British Columbia
Canada V6V 2J1

Attn: Robert Rudman, CEO
Tel: (604) 276-9884
Fax: (604) 276-2350

With a copy to (which shall not constitute notice):

Clark, Wilson
800 - 885 West Georgia Street
Vancouver, BC
Canada V6C 3H1
Attn: Bernard Pinsky
Tel: (604) 643-3153
Fax: (604) 687-6314

[SIGNATURE PAGE OF PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGE TO AMENDING AGREEMENT
IN RESPECT OF COMMON STOCK PURCHASE AGREEMENT]

Address: PO Box 175 12-14 Finch Road, Douglas Isle of Man IM99 1TT Attn: Gordon Mundy or Rosemary Marr Fax: 44 1624 620588	TALISMAN MANAGEMENT LIMITED By: /s/ Gordon Mundy Name: Gordon Mundy Title: Director